EXHIBIT 21.1



                            SUBSIDIARIES OF HOLDINGS
                            ------------------------

The following is a list of Everest Reinsurance Holdings, Inc. subsidiaries:


                  Everest Reinsurance Company,
                     a Delaware corporation

                  Everest Indemnity Insurance Company,
                     a Delaware corporation

                  Everest Insurance Company of Canada,
                     a Canada corporation

                  Everest National Insurance Company,
                     an Arizona corporation

                  Everest Re Holdings, Ltd.,
                     a Bermuda corporation

                  Everest Re Ltd.,
                     a United Kingdom corporation

                  Mt. McKinley Managers, L.L.C.,
                     a New Jersey limited liability company

                  WorkCare, Inc.,
                     a Texas corporation

                  WorkCare Southeast, Inc.,
                     an Alabama corporation

                  WorkCare Southeast of Georgia, Inc.,
                     a Georgia corporation